Exhibit 10.2
FIRST AMENDMENT TO SERVICE AGREEMENT
     This First Amendment (the “Amendment”) is made effective as of December 30, 2005 (the “Effective Date”), by and between VENTIV COMMERCIAL SERVICES, LLC, a New Jersey limited liability company (formerly known as Ventiv Pharma Services, LLC) (“Ventiv”), and CONNETICS CORPORATION, a Delaware corporation, having an office at 3160 Porter Drive, Palo Alto, California 94304 (“Connetics”). Ventiv and Connetics may each be referred to herein as a “Party” and collectively, the “Parties”.
W I T N E S S E T H:
     WHEREAS, Ventiv and Connetics are parties to a Service Agreement dated as of March 1, 2005 (the “Agreement”).
     WHEREAS, Ventiv and Connetics desire to supplement and amend the Agreement as set forth herein.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:
     1. Except as provided in this Amendment, the terms and conditions set forth in the Agreement shall remain unaffected by execution of this Amendment. To the extent any provisions or terms set forth in this Amendment conflict with the terms set forth in the Agreement, the terms set forth in this Amendment shall govern and control. Terms not otherwise defined herein, shall have the meanings set forth in the Agreement.
     2. From January 1, 2006 to and including [**] (the “Revised Fee Period”), the Parties agree that all compensation and cost amounts set forth in Section I (Daily Rate), Section II (Pass-Through Costs) and Section III (Incentive Fee) of Exhibit A of the Agreement shall not apply and the only compensation and cost amounts to be paid by Connetics during the Revised Fee Period in connection with the performance of Services by Ventiv shall be:
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          (a) Monthly Fee. A fixed monthly fee in the amount of [**], payable by Connetics to Ventiv upon receipt of an invoice from Ventiv.
          (b) Shared Revenue.
               (i) [**] Connetics shall determine and provide a detailed calculation of Net Product Revenues for the period January 1, 2006 through [**] no later than fifty (50) days after [**]. Connetics shall remit any amounts owed to Ventiv hereunder within ten (10) days of such determination.
                (ii) [**] Connetics shall determine and provide a detailed calculation of Net Product Revenues for the period [**] no later than fifty (50) days after [**]. Connetics shall remit any amounts owed to Ventiv hereunder within ten (10) days of such determination.
          Connetics will provide Ventiv with doctor/NDC Health data within fifty (50) days of the end of each month of the Revised Fee Period. For the purpose of calculating Net Product Revenues pursuant to this Amendment, the total number of doctors listed in the Call Audience may not exceed [**]; provided, however, the Call Audience may include: (i) any doctors (targets) included in the Call Audience for the period March 1, 2005 through December 31, 2005, and/or (ii) any doctors (targets) included in the Revised Call Audience (as defined below) listed on Exhibit A of this Amendment, and/or (iii) any doctors (targets) added to the Revised Call Audience pursuant to this Amendment. The Parties agree that
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in no event will the net sales price used as the multiplier of TRxs during the Revised Fee Period be [**]. Such minimum net sale prices shall be valid only during the Revised Fee Period. If the Parties elect to continue their relationship pursuant to Section 8(c)(ii) of this Amendment, new minimum net sale prices shall be agreed to by the Parties for such continued period.
          (c) Promotional Budget. Notwithstanding either the first sentence of this Section 2 or Section 3 of the Agreement to the contrary, Connetics shall directly support the Product Team during the Revised Fee Period by providing, including the cost of shipment, both physician validation and acquisition of NDC data, and Product Literature, Product samples and promotional material (collectively, the “Support Materials”). The fully-burdened value of Support Materials shall be determined by Connetics in its sole discretion. Connetics agrees to provide, and Ventiv agrees to accept, [**] (both quarterly amounts are each individually referred to as a “Quarterly Promotional Budget”). During the Revised Fee Period, the Parties may negotiate in good faith and mutually agree in writing to a reduced Quarterly Promotional Budget (such reduced amount is referred to as the “Reduced Quarterly Promotional Budget”). If the fully-burdened value of Support Materials actually provided by Connetics during either calendar quarter of the Revised Fee Period [**]. Ventiv’s apportioned amount for either quarter is referred to as the “Ventiv Support Reconciliation.” Within thirty (30) days of the end of each calendar quarter during the Revised Fee Period,
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Connetics shall submit a statement to Ventiv of the fully-burdened value of Support Materials provided during the applicable quarter. Connetics shall remit the Ventiv Support Reconciliation (if any) to Ventiv within ten (10) days of the issuance of such quarterly statement.
          (d) Termination Expenses. During the Revised Fee Period, Section IV (Termination Expenses) of Exhibit A of the Agreement shall only apply as follows:
               (i) If the Agreement is terminated pursuant to Section 8(a) of this Amendment, Ventiv shall provide to Connetics a detailed calculation (calculated as of the date of termination) of all Termination Expenses as soon as Ventiv is able to complete such detailed calculation. Connetics shall pay up to but no more than [**] of such Termination Expenses within ten (10) days of receipt by Connetics of such calculation.
               (ii) If the Agreement is terminated pursuant to Section 8(b), 8(c) or 8(d) of this Amendment, Ventiv shall provide to Connetics a detailed calculation (calculated as of the date of termination) of all Termination Expenses as soon as Ventiv is able to complete such detailed calculation. Connetics shall pay up to but no more than [**] of such Termination Expenses within ten (10) days of receipt by Connetics of such calculation.
          (e) Other Costs and Expenses. During the Revised Fee Period, Ventiv shall be responsible for all other costs and expenses incurred by Ventiv not specifically set forth in this Amendment.
     3. Ventiv shall keep full and accurate sales call activity reports (and all other records required to be kept or provided by Ventiv in connection with the Agreement) pursuant to Section 1(c) of the Agreement (“Reports and Records”). Both Parties shall maintain all Reports and Records and any other documentation used to calculate Net Product Revenues in sufficient detail to permit the accurate determination of Net Product Revenues and to verify the Ventiv Support
**Portions of this exhibit have been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Reconciliation (if any). Each Party or its designated representative, at its sole cost and expense, shall have the right at any time during the Revised Fee Period, and for sixty (60) days thereafter, to inspect and verify all Reports and Records or other calculations as it pertains to this Amendment.
     4. Notwithstanding anything in the Agreement to the contrary, the Parties have agreed to a revised Call Audience as of the Effective Date (“Revised Call Audience”). The Revised Call Audience is attached hereto as Exhibit A. At no time during the Revised Fee Period shall the total number of doctors listed in the Revised Call Audience exceed [**] Ventiv may change up to but not more than ten percent (10%) of the total number of doctors listed in the Revised Call Audience during each calendar quarter of the Revised Fee Period without the prior consent of Connetics; provided, however, Ventiv shall use best efforts to add a doctor to the Revised Call Audience for each doctor so deleted.
     5. [**]
     6. During the Revised Fee Period, Connetics shall not either:
          (a) Conduct either a Selective Hiring or a Block Conversion (as set forth in Section 8 of the Agreement); or
          (b) Terminate the Agreement pursuant to Section 11 (d) of the Agreement; provided, however, Ventiv shall retain the right to terminate the Agreement pursuant to Section
**Portions of this exhibit have been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

11(a) of the Agreement and either Party shall retain the right to terminate the Agreement pursuant to Sections 11(b) and 11(c) of the Agreement.
     7. Section 11(e) of the Agreement is hereby deleted in its entirety.
     8. Notwithstanding Section 6(b) of this Amendment to the contrary, from and after January 1, 2006, the Agreement may be terminated as follows:
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     9. Except for Termination Expenses set forth in Section 2(d) of this Amendment, Ventiv shall not be entitled to any additional compensation or remuneration except as set forth herein upon termination of the Agreement.
     10. This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party. Such facsimile copies shall constitute enforceable original documents.
**Portions of this exhibit have been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

     11. The terms of this Amendment are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The Parties further intend that this Amendment constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.
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WHEREFORE, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date.

VENTIV COMMERCIAL SERVICES, LLC
By:	/s/Terrell G. Herring
	Name:	Terrell G. Herring
	Title:	President and Chief Operating Officer

CONNETICS CORPORATION
By:	/s/ Greg Vontz
	Name:	Greg Vontz
	Title:	President

Exhibit A
Revised Call Audience
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**Portions of this exhibit have been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.